Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:

Paul Longhini

Navigant Investor Relations

312.583.5836

NAVIGANT EXTENDS MATURITY DATE OF CREDIT FACILITY TO SEPTEMBER 2018

CHICAGO – September 20, 2013 – Navigant (NYSE: NCI) announced today the signing of an amendment to its credit agreement extending the maturity date of its $400 million revolving credit facility by more than two years, through September 19, 2018.

“The extended credit facility provides Navigant additional financial flexibility as we continue to focus on growing our operations and increasing profitability. We are pleased with the confidence expressed by our lenders in the long-term success of our business,” said Lucinda M. (Cindy) Baier, Executive Vice President and Chief Financial Officer, Navigant. “This amendment is a reflection of our strong cash flows and disciplined capital allocation strategy which includes reducing indebtedness. Of note, we lowered our bank debt from $203.0 million as of December 31, 2010 to $128.1 million as of June 30, 2013. We have improved our leverage ratio even as we have continued to invest in growth and return cash to shareholders through our current share repurchase program”

Bank of America, N.A. serves as administrative agent under the credit agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as sole lead arranger and book manager to structure, arrange and syndicate the amendment to the credit agreement.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. Navigant Consulting, Inc. (the “Company”) cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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